As filed with the Securities and Exchange Commission on July 11, 2012
Registration No. 333-150255

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
____________________________

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
____________________________

BRITTON & KOONTZ CAPITAL CORPORATION
(Exact name of registrant as specified in its charter)

Mississippi	64-0665423
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

500 Main Street
Natchez, Mississippi 39120
 (Address, including zip code, of principal executive offices)
____________________

BRITTON & KOONTZ CAPITAL CORPORATION
2007 LONG-TERM INCENTIVE COMPENSATION PLAN
(Full title of the plan)
_______________________

W. Page Ogden	Copy to:
President and Chief Executive Officer	Mark W. Jeanfreau, Esq.
Britton & Koontz Capital Corporation	Phelps Dunbar LLP
500 Main Street	365 Canal Street, Suite 2000
Natchez, Mississippi 39120	New Orleans, Louisiana 70130
(601) 445-5576	(504) 566-1311
(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 (the “Post-Effective Amendment”) relates to the Registration Statement on Form S-8 (Registration No. 333-150255) that Britton & Koontz Capital Corporation, a Mississippi corporation (the “Registrant”), filed on April 15, 2008 to register 115,000 shares of its common stock, par value $2.50 per share, for issuance pursuant to the Britton & Koontz Capital Corporation 2007 Long-Term Incentive Compensation Plan (the “LTIP”).  As of the date hereof, options to acquire 89,500 shares and 13,500 shares of restricted stock are outstanding under the LTIP.  The Board of Directors of the Registrant has determined not to make any additional grants of stock options or awards of restricted stock under the LTIP.  Accordingly, the Registrant is filing this Post-Effective Amendment to deregister any and all shares of its common stock previously registered on the above-referenced registration statement that remain unsold as of the date of this Post-Effective Amendment.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Natchez, State of Mississippi, on the 11th day of July, 2012.

BRITTON & KOONTZ CAPITAL CORPORATION

By:	/s/ W. Page Ogden
W. Page Ogden, President and Chief
Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Form S-8 Registration Statement has been signed by the following persons in the capacities on the 11th day of July, 2012.

	Signature	Title

	/s/ W. Page Ogden	President, Chief Executive
	W. Page Ogden	Officer and Director
(Principal Executive Officer)

	/s/ William M. Salters	Chief Financial Officer
	William M. Salters	(Principal Financial and Accounting Officer)

	*	Chairman and Director
Robert R. Punches

	*	Director
W.W. Allen, Jr.

	*	Director
Craig A. Bradford, DMD

	*	Director
George R. Kurz

	*	Director
Vinod K. Thukral, Ph.D.

* By:	/s/ W. Page Ogden, Jr.
W. Page Ogden, Jr.
Attorney-in-Fact